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Exhibit 23.3

CONSENT OF INDEPENDENT MARKET RESEARCHERS

        We hereby consent to the use in this Registration Statement on Form F-1 of our market research information relating to the markets of Xyratex Group Limited, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ JOHN MCARTHUR John McArthur Group Vice President

IDC
5 Speen Street
Framingham
MA 01701
USA

April 22, 2004

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  Exhibit 23.3
CONSENT OF INDEPENDENT MARKET RESEARCHERS